Exhibit 99.1

Greenlane Reports Third Quarter 2025 Financial Results; Company Holds Approximately 54.2 Million BERA as of October 23, 2025

Boca Raton, FL / ACCESSWIRE / November 14, 2025 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a Berachain-focused digital asset treasury company and global seller of premium cannabis accessories, today reported its financial results for the third quarter and nine months ended September 30, 2025 along with an update on the expansion of the Company’s Berachain (BERA) treasury strategy.

BERA is the fee token of Berachain, the first Layer 1 blockchain powered by Proof of Liquidity (PoL) to help businesses scale and power on-chain economies. PoL provides BERA with a staking yield derived from the revenues or ownership of companies on the network.

In late October 2025, Greenlane executed a strategic shift – adopting a treasury reserve strategy with BERA as the Company’s primary asset. Greenlane’s goal is to give investors a simplified way to participate in what management believes will be Berachain’s transformation of global finance, with institutional-grade discipline, transparency, and full activation of Berachain’s yield potential. Greenlane is strategically accumulating BERA and employing active treasury management and staking. The result is yield-generating BERA treasury that aims to compound growth and capture the full upside exposure of BERA.

While the Company advances its digital-asset strategy and treasury operations, it will continue to operate its distribution business, enhance operational efficiencies and continue inventory monetization to accelerate the disposition of aged inventory.

Key Highlights Since Launch of BERA Treasury Strategy

●	Built world class leadership team:

●	Bruce Linton, previously led Canopy Growth Corporation to a $15B market capitalization and has extensive experience in leading companies across communications and cleantech, joined as Chairman of the Board.
●	Billy Levy, a serial entrepreneur and capital markets executive with a history of building, scaling, and exiting companies across multiple industries, including co-founding Virgin Gaming in collaboration with Sir Richard Branson, appointed as a director.
●	Ben Isenberg, appointed as Chief Investment Officer to manage the BERA treasury strategy. Isenberg also serves as Founder and Principal of BSQD Corp., a market-making and proprietary trading firm specializing in digital assets and cryptocurrencies. In this role, Mr. Isenberg is responsible for the strategic direction and oversight of digital asset trading operations. Prior to this, Isenberg served as a Trader at Tradias GmbH, a BAFIN regulated market maker based in Frankfurt, Germany from 2021- 2024. Before entering the digital asset markets, Isenberg worked in investment banking at M Partners in Toronto, where he covered digital assets, technology and mining from 2019-2021.

●	Formed a Digital Assets Committee in October 2025 comprised of Mr. Levy and Mr. Linton, with Mr. Linton serving as chair.
●	Establishing an experienced team of institutional-grade capital markets and treasury management professionals to operationalize the Company’s strategy with support from leading crypto asset managers and custodians.
●	Raised over $110 million in capital and digital assets through the October 23, 2025 private placement offering to drive BERA acquisitions, resulting in approximately $24.3 of net cash proceeds, approximately $19.0 of stablecoin proceeds, and approximately 54.2 million BERA.
●	The Company intends to manage the BERA tokens to generate yields through staking and activities and to enhance long-term value as the adoption of the BERA token increases.

Third Quarter 2025 Results Compared to Prior Year Period

Total revenue of premium cannabis accessories, vape devices, and lifestyle products was $0.74 million compared to $4.0 million in the prior year period.

Total operating expenses were $4.0 million, compared to $3.6 million in the prior year period.

Net loss was $8.9 million compared to a net loss of $3.8 million in the prior year period.

Management completed a comprehensive review of inventory aging and realizability in connection with the Company’s transition under the BERA initiative toward a capital-light, IP-driven operating model. As a result, the Company recorded a $5.0 million non-cash inventory reserve, included in cost of sales, to reflect expected recoveries from legacy product lines.

As of September 30, 2025, the Company had cash and cash equivalents of $1.8 million and no borrowings outstanding.

Subsequent Events

On October 23, 2025, we closed a $110.7 million private placement consisting of cash and crypto-denominated subscriptions, as disclosed in our Form 8-K filed October 20, 2025. The closing delivered approximately $24.3 million of net cash proceeds and approximately $19.0 million of stablecoin proceeds and resulted in holdings of approximately 54.2 million BERA as of October 23, 2025. These proceeds strengthen near-term liquidity as we execute a strategic shift from the legacy business and transition to our digital-asset treasury model.

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash	$1,810	$899
Accounts receivable, net of allowance of $3,383 and $2,616 at September 30, 2025 and December 31, 2024, respectively	4,138	4,262
Inventories, net	6,250	14,215
Vendor deposits	64	3,091
Other current assets	2,080	1,305
Total current assets	14,342	23,772

Property and equipment, net	1,101	1,420
Operating lease right-of-use assets	300	1,043
Other assets	1,895	2,396
Total assets	$17,638	$28,631

LIABILITIES
Current liabilities
Accounts payable	$4,066	$9,787
Accrued expenses and other current liabilities	1,555	1,218
Customer deposits	684	2,661
Current portion of notes payable	—	7,674
Current portion of operating leases	319	926
Total current liabilities	6,624	22,266

Operating leases, less current portion	1	83
Total liabilities	6,625	22,349
Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000,000 shares authorized, 1,386,551 and 3,023 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively*	—	—
Class B common stock, $0.0001 par value per share, 30,000,000 shares authorized, and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024*	—	—

Additional paid-in capital*	301,841	281,095
Accumulated deficit	(290,944)	(274,929)
Accumulated other comprehensive income	265	265
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	11,162	6,431
Non-controlling interest	(149)	(149)
Total stockholders’ equity	11,013	6,282
Total liabilities and stockholders’ equity	$17,638	$28,631

*	After giving effect to the Reverse Stock Splits

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net sales	$737	$4,038	$2,994	$11,616
Cost of sales	5,840	1,011	7,374	6,066
Gross profit (loss)	(5,103)	3,027	(4,380)	5,550
Operating expenses:
Salaries, benefits and payroll taxes	1,462	1,609	3,848	6,066
General and administrative	1,956	1,771	6,550	6,864
Restructuring expenses	492	—	492	—
Depreciation and amortization	87	185	394	635
Total operating expenses	3,997	3,565	11,284	13,565
Loss from operations	(9,100)	(538)	(15,664)	(8,015)

Other income (expense), net:
Interest expense	(2)	(3,219)	(393)	(4,030)
Change in fair value of contingent consideration	—	—	—	1,000
Gain on extinguishment of debt	—	—	—	2,166
Other income (expense), net	169	—	42	(3)
Total other income (expense), net	167	(3,219)	(351)	(867)
Loss before income taxes	(8,933)	(3,757)	(16,015)	(8,882)
Provision for (benefit from) income taxes	—	—	—	—
Net loss	(8,933)	(3,757)	(16,015)	(8,882)
Less: Net income (loss) attributable to non-controlling interest	—	—	—	(17)
Net loss attributable to Greenlane Holdings, Inc.	$(8,933)	$(3,757)	$(16,015)	$(8,865)

Net loss attributable to Class A common stock per share - basic and diluted (Note 9)*	$(6.44)	$(5,484.67)	$(19.88)	$(12,044.84)
Weighted-average shares of Class A common stock outstanding - basic and diluted (Note 9)*	1,386,551	685	805,484	736

Other comprehensive income (loss):
Foreign currency translation adjustments	—	4	—	3
Comprehensive loss	(8,933)	(3,753)	(16,015)	(8,879)
Less: Comprehensive loss attributable to non-controlling interest	—	—	—	(17)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(8,933)	$(3,753)	$(16,015)	$(8,862)

*	After giving effect to the Reverse Stock Splits

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(16,015)	$(8,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	394	635
Equity-based compensation expense	—	86
Change in fair value of contingent consideration	—	(1,000)
Accretion of debt discount	284	3,373
Gain on extinguishment of debt	—	(2,166)
Change in provision for credit losses	767	41
Changes in operating assets and liabilities:
Accounts receivable	(643)	(660)
Inventories	7,965	4,516
Vendor deposits	3,027	40
Other current assets	(219)	1,058
Accounts payable	(5,721)	(1,221)
Accrued expenses and other liabilities	336	468
Customer deposits	(1,977)	(1,520)
Net used in operating activities	(11,802)	(5,232)
Cash flows from Investing Activities:
Purchases of property and equipment, net	(75)	(173)
Net cash used in investing activities	(75)	(173)
Cash flows from Financing Activities:
Proceeds from issuance of Class A common stock and warrants	20,746	5,640
Proceeds from exercise of stock options, net of costs		1,477
Proceeds from notes payable	—	2,950
Payments on notes payable	(7,958)	(2,100)
Proceeds from future receivables financing	—	225
Repayments of loan against future accounts receivable	—	(939)
Other	—	(5)
Net cash provided by financing activities	12,788	7,248
Effects of exchange rate changes on cash	—	3
Net increase in cash	911	1,846
Cash as of beginning of the period	899	463
Cash as of end of the period	$1,810	$2,309

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform. The Company has entered the cryptocurrency industry and cash management of assets through a digital asset treasury strategy. For more information on Greenlane’s treasury strategy and future developments, visit https://investor.gnln.com.

Investor Contact:

IR@greenlane.com

or

PCG Advisory

Kevin McGrath

+1-646-418-7002

kevin@pcgadvisory.com

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, its most recent Quarterly Report on Form 10-Q, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SOURCE: Greenlane Holdings, Inc.